UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 11, 2018

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

In its Annual Report on Form 10-K for the fiscal year ended May 31, 2018, filed July 11, 2018, AAR CORP. (the “Company”) disclosed that the U.S. Department of Justice (“DoJ”), acting through the U.S. Attorney’s Office for the Southern District of Illinois, is conducting an investigation of AAR Airlift Group, Inc. (“Airlift”), a wholly-owned subsidiary of the Company, under the federal civil False Claims Act (“FCA”). The investigation relates to Airlift’s performance of several contracts awarded by the U.S. Transportation Command concerning the operations and maintenance of rotary-wing and fixed-wing aircraft in Afghanistan and Africa, as well as several U.S. Navy contracts.

Following the filing of the Form 10-K, a securities research analyst who covers the Company contacted a finance executive with the Company. The analyst subsequently issued a “company update” to his firm’s clients reporting the Company’s disclosure of the DoJ investigation in its Form 10-K. That report contains certain statements that are not accurate. These statements include that the Company has determined that the investigation relates to “several largely small, immaterial items” and that all of Airlift’s actions were “within contract scopes.” The Company is conducting its own investigation of the matters identified by the DoJ and is currently unable to make any determination as to the validity or materiality of these matters.

The analyst’s report also states that the DOJ investigation includes operations prior to 2010. To the Company’s knowledge, the DoJ investigation does not relate to operations prior to the Company’s acquisition of the Airlift business in 2010.

Airlift is cooperating with the DoJ investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2018
AAR CORP.

By:
/s/ Robert J. Regan
Robert J. Regan
Vice President, General Counsel and Secretary